UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

_________________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

InPoint Commercial Real Estate Income, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INLAND Investment Solutions Education & Insights Our Company Investor Account Access My Inland Profile Get in Touch InPoint Proxy Voting Your Vote Matters! Your opinion matters, no matter how many shares you own. So, please make sure to vote your proxy. Your quick response may help avoid delays and save additional Company expense. Vote Your Proxy → Annual Report → Proxy Materials → FAQs → You may authorize a proxy in any of the following ways: By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. By Phone. Call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm Eastern Time on September 15, 2026. Have your Notice of Internet Availability or your proxy card in hand when you call and then follow the instructions. By Internet. Go to the website Proxyvote.com or scan the QR Barcode on your Notice of Internet Availability or your proxy card provided to you by the Company. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 15, 2026. Follow the instructions to obtain your records and to create an electronic voting instruction form. Vote Now

2025 Annual Report View Annual Report 2025 ANNUAL REPORT INPOINT A Commercial Mortgage REIT Proxy Materials Proxy Statement Annual Report Sample Proxy Card Frequently Asked Questions What do I do if I have lost my control number? Registered owners may contact 1-844-202-6931 to retrieve their control numbers. Beneficial owners mustcontact their bank or broker. How can I order a paper or email copy of the proxy materials and a proxy card? If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit materialnotice.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@materialnotice.com. If sending an email, please include your control number in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

INLAND 50 Plus YEARS Inland Real Estate Investment Corporation (Inland Investments), headquartered in Oak Brook, IL, is an industry-leading real estate investment manager specializing in public and private tax-advantaged, growth, and income real estate solutions spanning virtually every sector of the commercial real estate market. Inland Investments is a member company of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest vertically integrated real estate investment, finance, and operating groups. Inland member companies deliver a comprehensive suite of commercial real estate services spanning acquisitions, asset management, development, finance, and property management. Contact Us Careers We’re Hiring!
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